UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 13, 2016

Date of Report (Date of Earliest Event Reported)

SOVRAN SELF STORAGE, INC.

SOVRAN ACQUISITION LIMITED PARTNERSHIP

(Exact Name of Registrants as Specified in Its Charter)

Maryland (Sovran Self Storage, Inc.)	1-13820	16-1194043

Delaware (Sovran Acquisition Limited Partnership)	0-24071	16-1481551
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6467 Main Street

Williamsville, New York 14221

(Address of Principal Executive Offices)

(716) 633-1850

(Registrants’ Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 13, 2016, Sovran Self Storage, Inc. (the “Company”), Sovran Acquisition Limited Partnership (the “Operating Partnership”) and Sovran Holdings, Inc., the general partner of the Operating Partnership (the “General Partner”), entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, SunTrust Robinson Humphrey, Inc. and U.S. Bancorp Investments, Inc., as representatives of the several underwriters (the “Underwriters”), relating to the public offering by the Operating Partnership (the “Offering”) of $600 million aggregate principal amount of the Operating Partnership’s 3.500% senior notes due 2026 (the “Notes”). The Notes will be issued at 99.447% of par value. Interest on the Notes is payable semi-annually on January 1 and July 1 of each year, commencing January 1, 2017. The Notes will mature on July 1, 2026. The Notes will be fully and unconditionally guaranteed by the Company (the “Guarantee”). The Offering is expected to close on June 20, 2016, subject to customary closing conditions. Net proceeds to the Operating Partnership from the Offering, before expenses, will be approximately $592.8 million.

The Operating Partnership intends to use net proceeds from the Offering to partially fund the acquisition of LifeStorage, LP (the “LifeStorage Acquisition”) by the Operating Partnership. Pending the closing of the LifeStorage Acquisition, the funds will be retained in cash or cash equivalents. If the LifeStorage Acquisition is not completed, the Operating Partnership will be obligated to redeem the Notes.

The Company, the Operating Partnership and the General Partner made certain customary representations, warranties and covenants in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Underwriting Agreement, which is being filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Offering of the Notes and related Guarantee were made pursuant to a registration statement on Form S-3 (File Nos. 333-211985 and 333-211985-01), which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on June 13, 2016. A prospectus supplement, dated June 13, 2016, relating to the Notes and the Guarantee and supplementing the prospectus was filed with the SEC pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are filed herewith:

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of June 13, 2016, between Sovran Self Storage, Inc., Sovran Acquisition Limited Partnership, Sovran Holdings, Inc., Wells Fargo Securities, LLC, SunTrust Robinson Humphrey, Inc. and U.S. Bancorp Investments, Inc., for themselves and as representatives for the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOVRAN SELF STORAGE, INC.

Date: June 15, 2016

	By	/s/ Andrew J. Gregoire
Name: Andrew J. Gregoire
Title: Chief Financial Officer

SOVRAN ACQUISITION LIMITED PARTNERSHIP

Date: June 15, 2016	By:	SOVRAN HOLDINGS, INC., as General Partner

	By	/s/ Andrew J. Gregoire
Name: Andrew J. Gregoire
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of June 13, 2016, between Sovran Self Storage, Inc., Sovran Acquisition Limited Partnership, Sovran Holdings, Inc., Wells Fargo Securities, LLC, SunTrust Robinson Humphrey, Inc. and U.S. Bancorp Investments, Inc., for themselves and as representatives for the several underwriters named therein.